EXHIBIT 4.9
ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
914 N Jefferson Street
Post Office Box 1237
Springdale, Arkansas 72765
PURCHASE CONFIRMATION

[Investor name and address]	STATEMENT DATE: , 200
TRANSACTION INFORMATION
SECURITY DESCRIPTION: Advanced Environmental Recycling Technologies, Inc. Renewable Unsecured Subordinated Note
TRANSACTION: PURCHASE
TYPE OF OWNERSHIP:
SSN:

NOTE ID	TERM	PURCHASE DATE	MATURITY DATE	PAYMENT SCHEDULE

PRINCIPAL AMOUNT	INTEREST RATE	INVESTOR FEES	NET AMOUNT

NOTE: These securities are issued in book-entry form only; no physical certificates will be provided.

INTEREST PAYMENT INFORMATION
ACCOUNT NAME:	BANK:
ACCOUNT #:	ROUTING NUMBER:
INTEREST PAYMENT METHOD: ACH (Direct Deposit)
Your interest payments will be automatically deposited directly into the account listed above. Please verify the account information. If it is incorrect, please call Sumner Harrington Investor Services at 800-234-5777.
All interest payments will be made in accordance with the Interest payment schedule shown in the previous section. If your note pays interest monthly and the monthly interest payment date you selected is within five business days of the Purchase Date, your first interest payment will be made the following month and will include all of the interest earned since the Note Issue Date. If an interest payment date falls on a Saturday, Sunday, or legal holiday, the payment will be made on the next business day.
SECURITIES OFFERED THROUGH SUMNER HARRINGTON LTD.
Sumner Harrington Ltd. was the selling agent for the Issuer in this transaction and is sending you this confirmation statement on the Issuer’s behalf. The Issuer will pay Sumner Harrington Ltd. fees and commissions of up to 3% of the Net Amount as its selling agent plus other fees for providing marketing and other services, but this will not affect your interest or principal.
PLEASE CALL SUMNER HARRINGTON LTD. INVESTOR SERVICES AT 800-234-5777 IF YOU HAVE ANY QUESTIONS.

Sumner Harrington Ltd.	(800) 234-5777
11100 Wayzata Blvd., Suite 170	investorservices@sumnerharrington.com
Minneapolis, MN 55305	www.sumnerharrington.com